UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2013

INGEN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(951) 688-7840

(Registrant's telephone number, including area code)

Georgia	000-28704	84-1122431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3410 La Sierra Ave., Suite F 507 Riverside, CA 92503

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Special Meeting with the Board of Directors of Ingen Technologies, Inc., a Georgia corporation, and pursuant to the majority vote of the Beneficial Shareholder on November 1, 2013, David S. Hanson was elected to serve on the Board of Directors.

David Hanson, has extensive experience developing and bringing to market technology based consumer products from their initial concept to becoming nationally recognized brands. He has worked for publicly traded companies as well as being a Senior Executive, Co-Founder, and Member of the Board of Directors of "start ups" creating products that have been become market leaders. David began his career with CBS in New York and then joined Viacom International, Inc., at its inception, and became a member of the senior management team to expand their cable television holdings. As Regional Manager of Viacom’s largest cable group, he was responsible for the construction and day to day operations of cable systems delivering television programming to large metropolitan areas. As Vice President of New Market Development, he had nationwide responsibility for the company's cable franchising activities. As a result of his presentations to elected city officials, Viacom was awarded a number of exclusive cable television franchises. He had a major role in the development of the Showtime Entertainment Network, from its concept to successfully marketing the service throughout the country. For his achievements in the Cable Television Industry, Hanson is recognized as one of Cable’s “Pioneers”. As CEO of a firm specializing in mergers, acquisitions and strategic alliances, he has worked closely with senior management teams and the company's Boards of Directors to provide strategic advice and raise capital for growth opportunities. As a senior executive of DIVA, he managed the creation and distribution of the pioneering technology now referred to as “On Demand” Television. He had a major role in raising hundreds of millions of dollars in funding, as well as recruiting and managing an executive team with a staff that grew from 5 to 280 employees. He was the Co-Founder and member of the Board of Directors of AgileTV who invented the technology to enable search functionality by using highly accurate, natural language voice commands. This type of voice recognition is now available in cell phones throughout the world and is being offered by the cable television industry to search for programming on cable. Hanson has been a member of the Board of Directors of Private and Public Entities for over 30 years. As an elected official, he has volunteered his time and business expertize to help manage fire and rescue organizations in California. As a result of his involvement in making rural communities safer from catastrophic wild land fires, he was recently recognized by the California State Legislature via a State Resolution.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 11, 2013	INGEN TECHNOLOGIES, INC.

By: /s/ Gary B. Tilden
Gary B. Tilden,
Chairman of the Board Chief Operations Officer

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